TRANSITION SERVICES AGREEMENT This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of ___ October, 2024 (the “Effective Date”), is entered into by and between Janssen Pharmaceutica NV, a limited liability company organized under the laws of Belgium (“JPNV”) and Nanobiotix S.A., a French société anonyme having its registered office located at 60 Rue de Wattignies, 75012, Paris, France, registered under number 447 521 600 (RCS Paris) (“Nanobiotix”). Capitalized terms used but not defined herein shall have the meaning set forth in the License Agreement (defined below). RECITALS WHEREAS, JPNV and Nanobiotix entered into that certain License Agreement, dated July 7, 2023, for JPNV’s exclusively in-licensing and joint development of NBTXR3 (the “License Agreement”); and WHEREAS, pursuant to the License Agreement and JPNV’s request of sponsorship transfer letter dated May 15, 2024, Nanobiotix will transfer the global regulatory sponsorship of the clinical trial under Protocol Number: NANORAY-312 and with the study title is “A Phase 3 (Pivotal Stage) Study of NBTXR3 Activated by Investigator’s Choice of Radiotherapy Alone or Radiotherapy in Combination with Cetuximab for Platinum-based Chemotherapy-ineligible Elderly Patients with Locally Advanced Head & Neck Squamous Cell Carcinoma” (the “Sponsorship Transfer” of the “Study”) to Johnson & Johnson Enterprise Innovation, Inc. a, Delaware corporation with a business address at One Johnson & Johnson Plaza, New Brunswick, NJ 08933, USA (“Janssen”) or one or more Affiliates of Janssen, as designated by JPNV, at a date mutually agreed by the Parties; and WHEREAS, the efficient and effective transition of certain services, in accordance with this Agreement, in a manner that permits the Sponsorship Transfer and the smooth transition of the Study is a priority to each Party. NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows. 1. Definitions 1.1. “Affiliate” means, with respect to a Party, any Person that, directly or indirectly, controls, is controlled by, or is under common control with that Party, for so long as such control exists. For the purpose of this definition, “control” means any of the following: (a) direct or indirect ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or *0( )/ )/ "-$/4 -$!$  * -*/$")-)./$*)0( -ѷ   !ц0 (&3  2*)п(

more of the equity interest in the case of any other type of legal entity, (b) status as a general partner in any partnership, or (c) any other arrangement whereby the entity or person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity, whether through ownership of voting securities, by contract or otherwise. In the case of entities organized under the laws of certain countries, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and in such case, such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity. 1.2. “Documents” means all of the documents listed on Table A of the Transition Service Exhibit. 1.3. “Services” means (a) all of the services to be provided by or on behalf of Nanobiotix under this Agreement, listed on Table B of the Transition Service Exhibit, and (b) any additional Services provided pursuant to Section 2.6. “Service” means each such service. 1.4. “Sponsorship Transfer Date” means on a country-by-country basis, the date, on which Janssen or an Affiliate of Janssen shall become the sponsor of the IND for the Study. 1.5. “Term” means the period commencing upon the Sponsorship Transfer Date in the U.S. and ending, subject to Section 3.2, upon the completion of all Services as contemplated by this Agreement . 1.6. “Transition Service Exhibit” means the exhibit attached hereto as Exhibit I, as such Transition Service Exhibit may be updated and supplemented from time to time in accordance with the provisions of this Agreement. 2. Services 2.1. General. During the Term, in consideration of JPNV’s payment of Services Fees in accordance with Article 2.7 below, Nanobiotix shall directly or through its subcontractors retained in compliance with the License Agreement, provide the Services to JPNV, and to the extent directed by JPNV, to its Affiliates. In providing and receiving the Services, Nanobiotix and JPNV shall comply with the terms and conditions set forth in this Agreement and in the Documents. The Parties agree to negotiate in good faith any proposed changes to the Services or the Documents. Such proposed changes will become effective only upon mutual written agreement of the Parties. The Parties acknowledge and agree that the Services are generally intended to facilitate the continuation of the Study throughout the Sponsorship Transfer. *0( )/ )/ "-$/4 -$!$  * -*/$")-)./$*)0( -ѷ   !ц0 (&3  2*)п(

2.2. Local Representative Services. A situation may arise where the IND has been transferred in the U.S. but there is a delay in transferring the sponsorship of the Study in one or more other countries. For purposes of this Section, “Local Representative” means an entity which has been granted formal authority through a legal delegation to represent the sponsor of the Study as a local applicant, sponsor or representative, as the case may be, with local regulatory authorities in accordance with local regulations in a defined geographic area for specific purposes related to the Study. Without limiting Nanobiotix’s other obligations under this Agreement or under the License Agreement or the Assignment Agreement executed by and between the Parties (or their Affiliates), Nanobiotix agrees to, and will cause its Affiliates to, cooperate in the transition of any Local Representative role and duties in accordance with this Section 2.2. Where Nanobiotix or one of its Affiliates is functioning in the role of Local Representative in any country, JPNV will prepare and submit to the local authorities in each such country such delegation of authority or other documents as may be required to appoint a replacement Local Representative in such country. Nanobiotix will provide and will cause its affiliates to provide all assistance necessary to transfer the Local Representative services to the replacement Local Representative; provided, however, that, Nanobiotix will not be liable for failure to comply with this Section if such failure is caused by JPNV’s delay in appointing a replacement Local Representative. Notwithstanding the foregoing, in the event that the applicable regulatory authority continues to recognize Nanobiotix or its affiliate as the Local Representative, then Nanobiotix or its affiliate will continue to serve as Local Representative until such time as the applicable regulatory authority recognizes the transfer to a replacement Local Representative or the Study terminates in such country, whichever comes first. 2.3. Third Party Contracts. The transfer of certain Third Party contracts from Nanobiotix to Janssen or a Janssen Affiliate as contemplated under the Assignment and Assumption Agreement executed by and between the Parties could result in an interruption or disruption of services for the Study and/or a lapse in active contracts for one or more Third Party clinical services, including (but not limited to) if a required Third Party consent to assignment of a contract to Janssen has not been obtained or if an attempted assignment would be ineffective or would materially impair JPNV’s rights under the instrument in question. Therefore, without limiting Nanobiotix’s other obligations under the Agreement or any other agreement between the Parties or their Affiliates, Nanobiotix agrees, and will cause its Affiliates, to the maximum extent permitted by its statutes and Applicable Law, to take such actions as JPNV requests, I ,which includes delegating Sponsor obligations and responsibilities to JPNV until the transfer of sponsorship is complete in all jurisdictions and to cooperate with JPNV in any other reasonable arrangement designed to ensure the continuation of Third Party services for the Study. *0( )/ )/ "-$/4 -$!$  * -*/$")-)./$*)0( -ѷ   !ц0 (&3  2*)п(

2.4. Standard for Services. Nanobiotix shall provide the Services, or cause them to be provided, to JPNV in accordance with the terms and conditions of this Agreement, the License Agreement and the Documents, (ii) in a manner in compliance with Applicable Law and industry standards including, without limitation, cGCP and (iii) by sufficiently skilled, trained and qualified personnel. Nanobiotix shall be solely responsible (i) for ensuring that Nanobiotix’s personnel comply with this Agreement and (ii) for all actions of such personnel in connection with this Agreement including any actions that would be in breach of this Agreement. In the event Nanobiotix has a concern that it cannot comply with any instructions provided by JPNV in connection with the Services, Nanobiotix shall immediately notify JPNV of its concern and the Parties will work together in good faith to timely resolve such concern; provided, however, that raising a concern does not relieve Nanobiotix of its obligations under Sections 2.1 and 2.4 of this Agreement. 2.5. Cooperation. JPNV shall make commercially reasonable efforts in cooperating with Nanobiotix in order to facilitate Nanobiotix’s provision and JPNV’s receipt of the Services. For the purpose of this Article, “commercially reasonable efforts” has the same meaning as set forth in the article 1.16 of the License Agreement. Such cooperation shall include exchanging or providing information necessary for the provision or receipt of Services hereunder and the performance of such other duties and tasks as may be reasonably required for the provision or receipt of Services. 2.6. Additional Services. The Parties hereto acknowledge that this Agreement is general in nature and might not identify all of the Services that may be necessary or appropriate to effect the Sponsorship Transfer and the smooth and complete transition of the Study to Janssen and its Affiliates. If JPNV identifies any additional services that are reasonably necessary to effect the Sponsorship Transfer and support the transition of the Study, but such services are not specifically included in this Agreement, JPNV may notify Nanobiotix thereof, and the Parties shall enter into good faith discussions as to whether such services should be undertaken by Nanobiotix. Any such additional services must be approved by both Parties in writing before the additional service may be implemented in accordance with Article 2.4, such approval not to be unreasonably withheld, conditioned, or delayed. 2.7. Compensation. The License Agreement will dictate the compensation for the Services provided pursuant to this Agreement. 3. Termination. 3.1. Termination. Except as otherwise provided herein or unless otherwise agreed in writing by the Parties hereto, this Agreement will terminate in its entirety at the end of the Term. *0( )/ )/ "-$/4 -$!$  * -*/$")-)./$*)0( -ѷ   !ц0 (&3  2*)п(

3.2. Termination for Breach. In the event that Nanobiotix commits a material breach with respect to any of the Services, JPNV may give written notice to Nanobiotix by specifying the nature of the alleged material breach and, if such material breach is not remedied within thirty (30) calendar days of receipt of such written notice then JPNV shall have the right, in its sole discretion, to terminate this Agreement in its entirety or to terminate the applicable Service(s) to which such material breach relates and all other Services shall not be affected by such termination. 4. Indemnification. 4.1. Nanobiotix shall indemnify, defend and hold harmless JPNV and its Affiliates, and their respective officers, directors, agents and employees, and the successors and permitted assigns thereof (“JPNV Indemnitees”), against all damages arising out of or resulting from any claims of Third Parties against the JPNV Indemnitees to the extent arising or resulting from (i) the failure of Nanobiotix or any subcontractor to comply with the terms of this Agreement, the Documents, or any instructions delivered in writing by JPNV and its Affiliates with respect to the Services, this Agreement or the Documents , or (ii) the failure of Nanobiotix or any subcontractor to comply with any applicable laws or regulations in its performance of Nanobiotix’s obligations under this Agreement, or (iii) the negligence gross negligence or willful misconduct of Nanobiotix or any subcontractor in the performance of Nanobiotix’s obligations under this Agreement, (iv) the violation by Nanobiotix or any subcontractor of the intellectual property rights or contractual rights of any Third Party. 4.2. JPNV shall indemnify, defend and hold harmless Nanobiotix and its Affiliates, and their respective officers, directors, agents and employees, and the successors and permitted assigns thereof (“Nanobiotix Indemnitees”), against all Damages arising out of or resulting from any Claims of Third Parties against the Nanobiotix Indemnitees to the extent arising or resulting from the negligence, gross negligence or willful misconduct of JPNV in the performance of JPNV’s obligations under this Agreement. 4.3. If either Party seeks indemnification under this Section 4, the Parties agree to follow the indemnification procedures set forth in Section 9.3 of the License Agreement. 4.4. Notwithstanding anything to the contrary contained in the License Agreement or this Agreement: (a) EACH PARTY HEREBY WAIVES, WITH THE EXCEPTION OF RELIEF MANDATED BY STATUTE, ANY CLAIM TO PUNITIVE, EXEMPLARY, MULTIPLIED, INDIRECT, OR CONSEQUENTIAL DAMAGES, AND ANY CLAIM FOR ATTORNEYS’ FEES, COSTS OR PREJUDGMENT INTEREST. *0( )/ )/ "-$/4 -$!$  * -*/$")-)./$*)0( -ѷ   !ц0 (&3  2*)п(

(b) Nothing contained in this section shall limit a Party’s (i) obligation to indemnify the other for Third Party Claims as described in this Agreement, (ii) liability resulting from a breach of the intellectual property or confidentiality provisions described in Section 5 below, or (iii) liability for its own gross negligence or willful misconduct or to the extent prohibited by law. 5. Intellectual Property, Confidentiality, Dispute Resolution. The provisions of Sections 6, 7 and 12 of the License Agreement will apply to intellectual property used by the Parties in their performance of this Agreement, disclosures of information made pursuant to this Agreement, and dispute resolution mutatis mutandis. 6. Relationship of the Parties. Nothing contained in this Agreement nor any of the transactions contemplated by this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Nanobiotix and JPNV or their respective Affiliates, or to constitute one as the agent of the other. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking. 7. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing, in the English language, and will be deemed to have been duly given when: (a) delivered by hand; or (b) sent by an internationally recognized overnight delivery service (receipt requested); in each case, to the appropriate addresses set forth below (or to such other addresses as a Party may designate by notice in accordance with this Section 7): If to Nanobiotix: Nanobiotix SA 60, rue de Wattignies, 75012 Paris, Attention: President of the executive board with a copy to: Nanobiotix SA 60, rue de Wattignies, 75012 Paris, Attention: VP, General Counsel, If to JPNV: *0( )/ )/ "-$/4 -$!$  * -*/$")-)./$*)0( -ѷ   !ц0 (&3  2*)п(

Janssen Pharmaceutica N.V. 30 Turnhoutseweg B-2340 Beerse, Belgium Attention: Company President with a copy to: Johnson & Johnson One Johnson & Johnson Plaza New Brunswick, New Jersey 08933 Attn: General Counsel, Pharmaceuticals Any such notice shall be deemed to have been given on the date delivered. A Party may add, delete (so long as at least one (1) person is remaining) or change the person or address to which notices should be sent at any time upon written notice delivered to the other Party in accordance with this Section 7. 8. Force Majeure. If either Party is prevented from performing its obligations under this Agreement due to any contingency beyond its reasonable control (“Force Majeure Event”), including acts of governmental authorities, any war, terrorism, hostilities between nations, civil commotions, riots, national industry strikes, sabotage, fire, floods and acts of nature such as typhoons, hurricanes, earthquakes, or tsunamis, the Party so affected shall not be responsible to the other Party for any delay or failure of performance of its obligations hereunder, for so long as and to the extent that such Force Majeure prevents such performance. If a Force Majeure arises, the Party immediately affected thereby shall give prompt written notice to the other Party specifying the Force Majeure event complained of, and shall use commercially reasonable efforts to avoid or remove such causes of non- performance and to mitigate the effect of such occurrence to resume performance of its obligations with reasonable dispatch. A performance failure of a Nanobiotix subcontractor will not be a Force Majeure Event for Nanobiotix unless the subcontractor’s performance failure was caused by a Force Majeure Event. 9. Waivers and Amendments. The delay or failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right, term or condition or excuse a similar subsequent failure to perform any such term or condition by the other Party, and no waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver. No waiver by either Party of any condition or of the breach of any term contained in this Agreement, in any one (1) or more instances, will be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement. No provision of *0( )/ )/ "-$/4 -$!$  * -*/$")-)./$*)0( -ѷ   !ц0 (&3  2*)п(

this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party. 10. Entire Agreement. This Agreement, together with its Exhibit, which is incorporated by reference herein, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and supersedes all prior discussions, representations, understandings, agreements, proposals, oral or written, and all other prior communications between the Parties with respect to such subject matter, other than the License Agreement, with respect to the License Agreement, and the Assignment and Assumption Agreement entered into by the Parties contemporaneously with this Agreement . If any conflict between a substantive provision of this Agreement and any Exhibit hereto arises, the substantive provisions of this Agreement shall prevail. 11. Severability. If any of the provisions of this Agreement become void or unenforceable as a matter of law, then this Agreement shall be construed as if such provision were not contained herein, the remainder of this Agreement shall continue in full force and effect, and the Parties will negotiate in good faith to substitute any invalid or unenforceable provision with a valid and enforceable provision such that this Agreement conforms as nearly as possible with the original intent of the Parties. 12. No Third Party Beneficiary Rights. The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights to any third party (including any third party beneficiary rights), except that (a) JPNV’s Affiliates are third party beneficiaries to the extent that JPNV directs Nanobiotix to perform Services for such Affiliates and (b) the officers, directors, agents and employees of JPNV and Nanobiotix and their respective Affiliates may have indemnification rights under Section 4. 13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed to constitute one and the same single instrument. Signature pages of this Agreement exchanged by facsimile or other electronic transmission will be deemed to be as effective as an original executed signature page. This Agreement and any amendment to this Agreement may be signed electronically as long as electronic signatures are valid and effective in the jurisdiction in which such instrument is signed. *0( )/ )/ "-$/4 -$!$  * -*/$")-)./$*)0( -ѷ   !ц0 (&3  2*)п(

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives. NANOBIOTIX SA JANSSEN PHARMACEUTICA, N.V. By:______________________________ By:___________________________ Name: Laurent Levy Name: Jan Van der Goten Title: Chairman of the executive Board Title: Director JANSSEN PHARMACEUTICA, N.V. By: ____________________________ Name: Peter Janssens Title: Director Jan VAN DER GOTEN Electronically signed by: Jan VAN DER GOTEN Date: Oct 25, 2024 15:23 GMT+2 PETER JANSSENS Electronically signed by: PETER JANSSENS Date: Oct 25, 2024 19:41 GMT+2 *0( )/ )/ "-$/4 -$!$  * -*/$")-)./$*)0( -ѷ   !ц0 (&3  2*)п( J n VAN DER GOTEN PETER JANSSENS